Exhibit 10.4

ASSUMPTION AGREEMENT

of the

AMENDED AND RESTATED

VOTING AGREEMENT

AMONG

ACCENTURE PLC

(as successor to ACCENTURE LTD)

and

THE COVERED PERSONS SIGNATORY THERETO

This Assumption Agreement dated as of September 1, 2009 by Accenture plc (as successor to Accenture Ltd), a public limited company organized under the laws of Ireland (“Accenture plc”) relates to the Amended and Restated Voting Agreement, dated as of February 3, 2005 (the “Voting Agreement”), between Accenture Ltd, an exempted company limited by shares organized under the laws of Bermuda (“Accenture Ltd”), and the Covered Persons (as defined in the Voting Agreement).

WITNESSETH:

WHEREAS, contemporaneously with the execution of this Assumption Agreement, Accenture Ltd and Accenture plc have implemented a scheme of arrangement under Bermuda law constituting a transaction (the “Transaction”) pursuant to which, the Class A common shares and Class X common shares of Accenture Ltd will be cancelled and the holders of such Class A common shares and Class X common shares will receive on one-for-one bases, new Class A ordinary shares and new Class X ordinary shares, respectively (or, in the case of any fractional interests in Class A common shares, cash), of Accenture plc;

WHEREAS, pursuant to Sections 5.5(b) of the Voting Agreement, as a result of the Transaction all references in the Voting Agreement to Accenture Ltd are automatically changed to refer to Accenture plc and all references to the Class A Common Shares and Class X Common Shares are automatically changed to refer to the Accenture plc Class A Ordinary Shares (“Class A Ordinary Shares”) and Accenture plc Class X Ordinary Shares (“Class X Ordinary Shares”), respectively and certain other defined terms in the Voting Agreement are automatically changed accordingly;

WHEREAS, a substantial portion of the operative provisions of the Voting Agreement were removed by the amendment and restatement on February 3, 2005;

WHEREAS, Accenture plc intends for Accenture Ltd to have no further obligations or liabilities under the Voting Agreement;

WHEREAS, for the avoidance of doubt in relation to the remaining provisions, Accenture plc, as successor to Accenture Ltd, desires to affirmatively assume all rights and obligations of Accenture Ltd under the Voting Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, Accenture plc agrees as follows:

1. Pursuant to Section 5.5(d) of the Voting Agreement, as a result of the Transaction Accenture plc hereby assumes all rights and obligations of Accenture Ltd under the Voting Agreement.

2. Accenture plc hereby agrees to indemnify Accenture Ltd against any liabilities that may arise under the Voting Agreement.

3. Pursuant to Sections 5.5(b) of the Voting Agreement, as a result of the Transaction all references to the Class A Common Shares and Class X Common Shares in the Voting Agreement shall hereinafter refer to the Class A Ordinary Shares and Class X Ordinary Shares, respectively, the terms “Covered Shares,” “Common Shares,” “Employee Covered Shares,” shall hereinafter refer to the Class A Ordinary Shares and Class X Ordinary Shares and all references to “Accenture Ltd” or the “Company” shall hereinafter refer to Accenture plc.

4. This Assumption Agreement will become effective on and as of the date hereof.

5. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Voting Agreement will remain unamended and not waived and will continue to be in full force and effect.

6. This Assumption Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all the counterparts will together constitute one and the same instrument.

7. If any provision hereof, or the application thereof to any person or circumstance, will to any extent be invalid or unenforceable, the remaining provisions herein, or the application of such provisions to any persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby.

8. This Assumption Agreement and the Voting Agreement represent the entire agreement of parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties relative to the subject matter hereof not expressly set forth or referred to herein or in the Voting Agreement.

9. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF BERMUDA.

IN WITNESS WHEREOF, Accenture plc has duly executed or caused to be duly executed this Assumption Agreement of the date first above written.

ACCENTURE PLC

By:	/s/ Douglas G. Scrivner
Name:	Douglas G. Scrivner
Title:	General Counsel and Secretary

[Assumption Agreement of the Amended and Restated Voting Agreement]